SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549



                              FORM 8-K


                           CURRENT REPORT




  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    October 22, 1998

                        KOLLMORGEN CORPORATION
           (Exact Name of Registrant as Specified in its Charter)


             NEW YORK                 1-5562             04-2151861
(State or other Jurisdiction of    (Commission      (I.R.S. Employer
Incorporation or Organization)     File Number)     Identification No.)


  1601 Trapelo Road, Waltham, Massachusetts              02451
(Address of Principal Executive Offices)               (Zip Code)


(Registrant's Telephone Number, including Area Code):     (781) 890-5655



                                   NONE
       (Former name or former address, if changed since last report.)


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Item 5.  Other Events.

    On October 22, 1998, the Board of Directors of the Registrant (the "Board") approved and adopted the Amended and Restated Rights Agreement dated October 22, 1998 (the "Amended Rights Agreement") between the Registrant and BankBoston, N.A., a national banking association, as rights agent.

    A new amended and restated plan was adopted in the normal course of updating and extending the predecessor shareholder rights plan, which was adopted in December of 1988 and was scheduled to expire on December 20, 1998, and not in response to any acquisition proposal. In the Amended Rights Agreement, the Registrant has extended the expiration date of its rights plan to October 22, 2008.

    A copy of the Amended Rights Agreement is attached hereto as
Exhibit 4 and is incorporated herein by reference. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 7. EXHIBITS

    4 Form of Amended and Restated Rights Agreement dated as of October 22, 1998, between the Registrant and BankBoston, N.A., a national banking association, as rights agent, incorporated by reference to EX-4 of the Form SE filed by Federal Express on November 4, 1998.


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                            SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                             KOLLMORGEN CORPORATION


                             By:   /s/   James A. Eder
                                 James A. Eder, Vice President,
                                  Secretary and General Counsel

Date:   November 3, 1998



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                                          EXHIBIT 4


    Form of Amended and Restated Rights Agreement dated as of October 22, 1998, between the Registrant and BankBoston, N.A., a national banking association, as rights agent, incorporated by reference to EX-4 of the Form SE filed by Federal Express on November 4, 1998.